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[LETTERHEAD OF ALLEN MATKINS LECK GAMBLE & MALLORY LLP]

                                                                     EXHIBIT 5.1

June 1, 2001

Multilink Technology Corporation
300 Atrium Drive, 2nd Floor
Somerset, New Jersey  08873-4105

     Re:  Multilink Technology Corporation

Dear Ladies and Gentlemen:

     We have acted as counsel to Multilink Technology Corporation, a California corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of the Registration Statement on Form S-1, File No. 333-47376, as such may be amended from time to time (the "Registration Statement"), of the Company, for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 9,200,000 shares of the Company's Class A Common Stock (the "Shares"), par value $0.0001 per share (the "Common Stock"), including up to 1,200,000 shares of Class A Common Stock which may be offered to cover over-allotments, if any.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

     For the purpose of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary.

     Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that upon the issuance and sale of the Shares in the manner described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable shares of the Class A Common Stock of the Company.

     We express no opinion as to the applicability or effect of any laws, orders or judgments or any state or jurisdiction other than the federal securities laws and the laws of the State of California.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.
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             [SECOND PAGE LETTERHEAD OF ALLEN MATKINS LECK GAMBLE & MALLORY LLP]

Ladies and Gentlemen
June 1, 2001
Page 2



     By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Sincerely,


                              Allen Matkins Leck Gamble & Mallory LLP